Exhibit 10.3

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made as of December 7, 2021, by and among (i) Virgin Group Acquisition Corp. II, a Cayman Islands corporation (“Parent”), (ii) Grove Collaborative, Inc., a Delaware public benefit corporation (the “Company”), and (iii) the undersigned Company stockholders (the “Company Stockholders” and each a “Company Stockholder”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent and the Company, and the other persons party thereto, have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Transaction Agreement”), whereby the parties intend to effect a business combination between Parent and the Company, on the terms and subject to the conditions set forth therein (collectively, the “Transactions”) (capitalized terms used but not defined herein shall have the respective meanings set forth in the Transaction Agreement).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.   Definitions. As used herein, the term “Voting Shares” shall mean all securities of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares of stock underlying unexercised options or warrants, but including any shares of stock acquired upon exercise of such options or warrants) (“Beneficially Owned”) by any Company Stockholder, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Transaction Agreement.

2.   Representations and Warranties of the Company Stockholders. Each Company Stockholder on its own behalf hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Company Stockholder (and not as to any other Person) and such Company Stockholder’s ownership of its Voting Shares:

(a)   Authority. If Company Stockholder is a legal entity, Company Stockholder is an entity duly organized, validly existing and in good standing (where applicable) under the Laws of the jurisdiction in which it is incorporated, organized or constituted, and has all requisite power and authority to enter into this Agreement, to perform fully Company Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. If Company Stockholder is a natural person, Company Stockholder has the legal capacity to enter into this Agreement. If Company Stockholder is a legal entity, this Agreement has been duly authorized, executed and delivered by Company Stockholder. This Agreement constitutes a valid and binding obligation of Company Stockholder enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)   No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Company Stockholder is required in connection with the execution, delivery and performance of this Agreement, that would reasonably be expected to prevent or delay the consummation of the Transactions or that would reasonably be expected to prevent or materially delay Company Stockholder from fulfilling its obligations under this Agreement. If Company Stockholder is a natural person, no consent of such Company Stockholder’s spouse is necessary under any “community property” or other Laws for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If Company Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c)   No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Company Stockholder’s organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, Law, ordinance, rule or regulation applicable to Company Stockholder or to Company Stockholder’s property or assets (including the Voting Shares) that would reasonably be expected to prevent or delay the consummation of the Transactions or that would reasonably be expected to prevent Company Stockholder from fulfilling its obligations under this Agreement.

(d)   Ownership of Shares. Company Stockholder (i) Beneficially Owns all of the Voting Shares free and clear of all Liens (ii) has the sole power to vote or caused to be voted its Voting Shares and the sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of its Voting Shares, other than pursuant to the Company Affiliate Agreements or any restrictions on transfer arising under applicable securities Laws. Except pursuant hereto and pursuant to (A) that certain Amended and Restated Investors’ Rights Agreement, dated as of November 25, 2020 (the “Investors’ Rights Agreement”), by and among the Company, certain Company Stockholders and the other stockholders of the Company party thereto; (B) that certain Amended and Restated Voting Agreement, dated as of November 25, 2020 (the “Voting Agreement”), by and among the Company, certain Company Stockholders and the other stockholders of the Company party thereto; (C) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of November 25, 2020 (the “ROFR Agreement” and, together with the Investor Rights Agreement, the Voting Agreement, and any other similar agreements or side letters between the Company and Company Stockholders relating to management rights, board observer rights or similar arrangements, the “Company Affiliate Agreements”), by and among the Company, certain Company Stockholders and the other stockholders of the Company party thereto; (D) the Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on March 19, 2021 (the “Company Charter”); and (E) the Amended and Restated Bylaws of the Company, duly adopted on February 24, 2021 (the “Company Bylaws” and, together with the Company Charter, the “Company Charter Documents”), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Company Stockholder is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares prior to the consummation of the Transactions and there are no voting trusts or voting agreements with respect to the Voting Shares. Company Stockholder does not Beneficially Own (i) any Voting Shares other than the Voting Shares set forth on Annex A or (ii) any options, warrants or other rights to acquire any additional Voting Shares or any security exercisable for or convertible into Voting Shares, other than as set forth on Annex A.

(e)   No Litigation. There is no Action pending against, or, to the knowledge of Company Stockholder, threatened against, Company Stockholder that would reasonably be expected, individually or in the aggregate, to materially impair or materially adversely affect the ability of Company Stockholder to perform Company Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement. None of Company Stockholder or any of its Affiliates is subject to any injunction, order, decree or ruling enacted, issued, promulgated, enforced or entered into by any Governmental Authority that would reasonably be expected, individually or in the aggregate, to materially impair or materially adversely affect the ability of Company Stockholder to perform Company Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement.

3.   Agreement to Vote Shares; Irrevocable Proxy; Further Assurances.

(a)   Each Company Stockholder irrevocably and unconditionally agrees that it shall, and shall cause any other holder of record of any of such Company Stockholder’s Voting Shares to, validly execute and deliver to the Company, as promptly as reasonably practicable after the Registration Statement becomes effective, and in any event within seventy-two (72) hours after the Registration Statement becomes effective, the Written Consent in the form attached hereto as Annex B in respect of all of such Company Stockholder’s Voting Shares. In addition, each Company Stockholder irrevocably and unconditionally agrees that at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company requested by the Company’s board of directors or undertaken as contemplated by the Transactions, each Company Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Voting Shares to be counted as present thereat for purposes of establishing a quorum, and each Company Stockholder shall vote or consent (or cause to be voted or consented), in person or by proxy, all of such Voting Shares (i) in favor of the adoption of the Transaction Agreement and approval of the Transactions (and any actions required in furtherance thereof), (ii) against any action, proposal, transaction or agreement that would result in a breach in any respect of any representation, warranty, covenant, obligation or agreement of the Company contained in the Transaction Agreement, (iii) in favor of any proposal to adjourn or postpone such meeting of the Company to a later date if there are not sufficient votes to approve the Transactions, (iv) in favor of the conversion of the Company Preferred Stock into the right to receive the Closing Payment Shares on an as-converted to Company Common Stock basis contingent upon the consummation of the Transactions, (v) in favor of the termination of the Company Affiliate Agreements, immediately prior to, and contingent upon, the consummation of the Transactions and (vi) against the following actions or proposals: (A) any proposal in opposition to approval of the Transaction Agreement or in competition with or materially inconsistent with the Transaction Agreement or (B) any other action or proposal involving the Company or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions in any material respect or would reasonably be expected to result in any of the Company’s closing conditions or obligations under the Transaction Agreement not being satisfied.

Each Company Stockholder agrees not to, and shall cause its Affiliates not to, enter into any agreement, commitment or arrangement with any person, the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 3(a).

(b)   Each of the Company Stockholders hereby appoints Parent, as its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Voting Shares in accordance with Section 3(a) (but only to matters and proposals relating thereto). This proxy and power of attorney is given to secure the performance of the duties of Company Stockholder under this Agreement. Each Company Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Company Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Company Stockholder with respect to the Voting Shares (but only with respect to the matters and proposals set forth in Section 3(a) hereto). The power of attorney granted by Company Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Company Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(c)   From time to time, at the request of the Company, each Company Stockholder shall take all such further actions, as may be necessary or appropriate to, in the most expeditious manner reasonably practicable, effect the purposes of this Agreement, and execute customary documents incident to the consummation of the Transactions.

4.   No Voting Trusts or Other Arrangement. Each Company Stockholder agrees that during the term of this Agreement Company Stockholder will not, and will not permit any entity under Company Stockholder’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares. Each Company Stockholder hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.

5.   Transfer and Encumbrance. Each Company Stockholder agrees that during the term of this Agreement, absent the advance written consent of Parent, Company Stockholder will not, directly or indirectly, Transfer any of his, her or its Voting Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Shares or Company Stockholder’s voting or economic interest therein. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of Voting Shares by any Company Stockholder (a) to any other Company Stockholder who is a signatory hereto, (b) in the case of an individual, (i) by gift to any person related to the Company Stockholder by blood, marriage, or domestic relationship (“immediate family”), a charitable organization or a trust or other entity formed for estate planning purposes for the benefit of an immediate family member, (ii) by will, intestacy or by virtue of laws of descent and distribution upon the death of such individual, or (iii) pursuant to a qualified domestic relations order, (c) in the case of a corporation, limited liability company, partnership, trust or other entity, to any stockholder, member, partner or trust beneficiary as part of a distribution, or to any corporation, partnership or other entity that is an affiliate (as defined in Rule 405 of the Securities Act of 1933, as amended) of the Company Stockholder, (d) in the event of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, or (e) to the Company in connection with the “net” or “cashless” exercise of options or other rights to purchase shares of common stock held by such Company Stockholder in satisfaction of any tax withholding or exercise price obligations through cashless surrender or otherwise (each, a “Permitted Transferee”), provided that any shares of common stock issued upon exercise of such option or other rights shall remain subject to the terms of this Section 5; provided, however, that, in the case of clauses (b) and (c), such transferees shall enter into a written agreement with the Company agreeing to be bound by the transfer restrictions set forth herein; and provided, further, with respect to clauses (b) and (c), that any such transfer shall not involve a disposition for value. For purposes of this Agreement, “Transfer” means the (1) sale or assignment of, offer to sell, contract or agreement to sell, gift, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (2) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (3) public announcement of any intention to effect any transaction specified in clause (1) or (2).

6.   Appraisal and Dissenters’ Rights. Each Company Stockholder hereby (a) waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Transactions that Company Stockholder may have by virtue of ownership of the Voting Shares and (b) agrees not to commence or participate in any claim, derivative or otherwise, against the Company relating to the negotiation, execution or delivery of this Agreement or the Transaction Agreement or the consummation of the Transactions, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the Transaction Agreement or the Transactions.

7.   Lock-Up.

(a)   Subject to and contingent upon the consummation of the Transactions, the Company Stockholders may not Transfer any shares of common stock received by the Company Stockholders as consideration in the Transactions (“Lock-up Shares”) until the end of the period beginning on the closing date of the Transactions and ending on the date of the opening of the first trading window at least 150 days after the closing date of the Transactions (the “Lock-up Period”). The Lock-up Shares shall carry appropriate legends indicating the restrictions on Transfer imposed by this Section 7, including as required by Section 151(f) of the DGCL in respect to uncertificated stock.

(b)   Notwithstanding the provisions set forth in Section 7(a), the Company Stockholders or their respective Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period to any Permitted Transferee (with such definition applying mutatis mutandis to the Lock-up Shares as if set forth fully herein), provided that any shares of common stock issued upon exercise of option or other rights pursuant to clause (e) of the definition of Permitted Transferee shall remain subject to the terms of this Section 7; provided, however, that, in the case of clauses (b) and (c) of the definition of Permitted Transferee, such transferees shall enter into a written agreement with Newco agreeing to be bound by the transfer restrictions set forth herein; and provided, further, with respect to clauses (b) and (c) of the definition of Permitted Transferee, that any such transfer shall not involve a disposition for value.

8.   Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the Effective Time and (b) the date on which the Transaction Agreement is terminated in accordance with its terms; provided, that, in the event the Transactions are consummated, the obligations of the Company Stockholders with respect to the Lock-up Shares shall survive any termination of this Agreement until the expiration of the Lock-up Period. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 8 shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination.

9.   No Agreement as Director or Officer. Each Company Stockholder is signing this Agreement solely in its capacity as a Company Stockholder, as applicable. No Company Stockholder makes any agreement or understanding in this Agreement in such Company Stockholder’s capacity (or in the capacity of any Affiliate, partner or employee of Company Stockholder) as a director or officer of the Company (if Company Stockholder holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Company Stockholder in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in any Company Stockholder’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Company Stockholder from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders, as applicable.

10.   Specific Enforcement. Monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

11.   Entire Agreement. This Agreement and the Transaction Agreement supersede all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contain the entire agreement among the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

12.   Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail of a PDF document (provided, that no “error” message or other notification of non-delivery or non-receipt is generated) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the next Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth in the Transaction Agreement, with respect to Parent and the Company, and at the addresses set forth on Annex A with respect to the Company Stockholders (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

13.   Miscellaneous.

(a)   Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to its principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties hereto irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 12 or in such other manner as may be permitted by Law, will be valid and sufficient service thereof.

(b)   Waiver of Jury Trial. To the extent not prohibited by applicable Law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement, including but not limited to any course of conduct, course of dealing, oral or written statement or action of any party hereto.

(c)   Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by Law.

(d)   Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic, facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Agreement.

(e)   Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

(f)   Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g)   Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

PARENT:

VIRGIN GROUP ACQUISITION CORP. II

Name:
By:
Title:

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

COMPANY:

GROVE COLLABORATIVE, INC.

Name:
By:
Title:

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

[INDIVIDUAL/ENTITY]

By:
[Signature]
Name:
[Print Name of Signatory]
Title:
[Print Title of Signatory]

[Signature Page to Stockholder Support Agreement]

Annex A
Voting Shares of Company Stockholders

Name	Address	Voting Interests
[_________]
[_________]
[_________]
[_________]
[_________]
[_________]
[_________]
[_________]
[_________]